UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Your vote is needed!

Dear Stockholder:

We are pleased to inform you that we will be holding Benefit Street Partners Realty Trust, Inc.’s (the “Company”) annual stockholder meeting on Thursday, May 30th at 2:00 pm ET. Your vote is important.

Enclosed are the proxy materials which describe the business to be conducted at the annual meeting. Please review them carefully. You are being asked to consider and vote upon (i) the election of five members to the Board of Directors, and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials by one of the four methods below. Failure to obtain the required votes for all of the proposals will require us to adjourn the annual meeting until all voting requirements are met.

If you have any questions, please feel free to contact your financial advisor or visit our website at www.bsprealtytrust.com.

Sincerely,

Richard Byrne

Chairman and Chief Executive Officer

FOUR WAYS TO VOTE

	ONLINE	PHONE	QR CODE	MAIL
PROXY QUESTIONS? Call 1-855-601-2252	WWW.PROXYVOTE.COM/BSPRT Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD

Call 1-855-601-2252

Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD

Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

			WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.